Exhibit 10.1

LOAN/FORGIVABLE LOAN AGREEMENT BETWEEN IDED AND

GOLDEN GRAIN ENERGY, LLC

Loan/Forgivable Loan #04-VAP-09

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS
1.1	AGREEMENT EXPIRATION DATE
1.2	AWARD DATE
1.3	FORGIVABLE LOAN
1.4	LOAN
1.5	LOAN AGREEMENT OR AGREEMENT
1.6	PROJECT
1.7	PROJECT COMPLETION DATE
ARTICLE 2 FUNDING
2.1	FUNDING SOURCE
2.2	RECEIPT OF FUNDS
2.3	PRIOR EXPENSES
2.4	DISBURSEMENT OF LESS THAN THE TOTAL AWARD AMOUNT
ARTICLE 3 TERMS OF THE LOAN
3.1	LOAN
3.2	PROMISSORY NOTE
3.3	OTHER TERMS
3.4	PREPAYMENT
3.5	ACCELERATION UPON DEFAULT
ARTICLE 4 TERMS OF FORGIVABLE LOAN
4.1	FORGIVABLE LOAN
4.2	OTHER TERMS
4.3	FORGIVABLE LOAN AMORTIZATION
ARTICLE 5 CONDITIONS TO DISBURSEMENT OF FUNDS
5.1	AUTHORITY
5.2	LOAN AGREEMENT EXECUTED
5.3	RECORDING
ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF BUSINESS
6.1	AUTHORITY
6.2	FINANCIAL INFORMATION
6.3	APPLICATION
6.4	CLAIMS AND PROCEEDINGS
6.5	EFFECTIVE DATE
ARTICLE 7 COVENANTS OF BUSINESS
7.1	AFFIRMATIVE COVENANTS
	(a)	PROJECT WORK AND SERVICES
	(b)	RECORDS AND ACCOUNTS
	(c)	ACCESS TO RECORDS/INSPECTIONS
	(d)	USE OF LOAN AND FORGIVABLE LOAN FUNDS
	(e)	DOCUMENTATION
	(f)	NOTICE OF PROCEEDINGS
	(g)	REPORTS
	(h)	NOTICE OF BUSINESS CHANGES
	(I)	NOTICE OF MEETINGS

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	(j)	MAINTENANCE OF PROJECT PROPERTY AND INSURANCE
	(k)	INDEMNIFICATION
	(l)	PROJECT FEES
	(m)	INTEREST AND SURPLUS PROCEEDS
7.2	NEGATIVE COVENANTS
	(a)	BUSINESS’ INTEREST
	(b)	PROPERTY, COLLATERAL
	(c)	RESTRICTIONS
	(d)	REMOVAL OF COLLATERAL
	(e)	BUSINESS OWNERSHIP
	(f)	BUSINESS OPERATION
ARTICLE 8 SECURITY
8.1	SECURITY INSTRUMENTS
ARTICLE 9 DEFAULT AND REMEDIES
9 .1	EVENTS OF DEFAULT
	(a)	MATERIAL MISREPRESENTATION
	(b)	NONPAYMENT
	(c)	NONCOMPLIANCE
	(d)	PROJECT COMPLETION DATE
	(e)	BUSINESS CHANGES
	(f)	MISSPENDING
	(g)	INSOLVENCY OR BANKRUPTCY
	(h)	INSURANCE
	(I)	INSECURITY
9.2	NOTICE OF DEFAULT
9.3	REMEDIES UPON DEFAULT
ARTICLE 10 DISBURSEMENT PROCEDURES
10.1	REQUEST FOR REIMBURSEMENT
ARTICLE 11 GENERAL TERMS AND PROVISIONS
11.1	BINDING EFFECT
11.2	COMPLIANCE WITH LAWS AND REGULATIONS
11.3	TERMINATION FOR CONVENIENCE
11.4	PROCEDURE UPON TERMINATION
11.5	SURVIVAL OF AGREEMENT
11.6	GOVERNING LAW
11.7	MODIFICATION
11.8	NOTICES
11.9	INVESTMENT OF LOAN/FORGIVABLE LOAN FUNDS
11.10	WAIVERS
11.11	LIMITATION
11.12	ENFORCEMENT EXPENSES
11.13	HEADINGS
11.14	FINAL AUTHORITY
11.15	INTEGRATION
11.16	COUNTERPARTS

EXHIBIT A - LOAN APPLICATION
EXHIBIT B - PROMISSORY NOTE

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IOWA DEPARTMENT OF ECONOMIC DEVELOPMENT

VAAPFAP LOAN/FORGIVABLE LOAN AGREEMENT

VAAPFAP LOAN/FORGIVABLE LOAN NUMBER: 04-VAP-09

AWARD DATE: December 18, 2003

KIND OF AWARD:  LOAN/FORGIVABLE LOAN

AWARD AMOUNT: $400,000 ($300,000 loan/$100,000 forgivable loan)

AGREEMENT EXPIRATION DATE: December 18, 2007

THIS VALUE-ADDED AGRICULTURAL PRODUCTS AND PROCESSES FINANCIAL ASSISTANCE PROGRAM (“VAAPFAP”) AGREEMENT is made by and among the IOWA DEPARTMENT OF ECONOMIC DEVELOPMENT, 200 East Grand Avenue, Des Moines, Iowa 50309 (“Department” or “IDED”), and Golden Grain Energy, LLC, P.O. Box 435, New Hampton, IA 50659 (“Business”).

The Department desires to make a Loan/Forgivable Loan to the Business and the Business desires to accept this Loan/Forgivable Loan, all upon the terms and conditions set forth in this Agreement.

THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, it is agreed as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms shall apply:

1.1                                 AGREEMENT EXPIRATION DATE.  “Agreement Expiration Date” is and means the date the Agreement ceases to be in force and effect. The Agreement expires upon the occurrence of one of the following: a) the Loan is repaid in full or required part, including accrued interest, court costs and any penalties; b) the Agreement is terminated by the Department due to any default under Article X; c) no disbursement of VAAPFAP funds has occurred within the twenty four months immediately following the Award Date; or d) if the Agreement includes only a Forgivable Loan, at the Project Completion Date during which the Business remains a viable operation.

1.2                                 AWARD DATE.  “Award Date” is December 18, 2003 and means the date on which the Department and the Business execute the documents incorporated within this Agreement.

1.3                                 FORGIVABLE LOAN. “Forgivable Loan” means an award made by the Department to the Business for which repayment is eliminated in part or entirely if the Business satisfies the terms of this Agreement.

1.4                                 LOAN.  “Loan” means funds advanced by the Department to the Business of which full repayment is expected.

1.5                                 LOAN/FORGIVABLE LOAN AGREEMENT or AGREEMENT.  “Loan/Forgivable Loan Agreement” or “Agreement” means this Agreement and its Exhibits, including but not limited to the following:

(a)                                  Exhibit “A”, “Loan Application”

(b)                                 Exhibit “B”, “Promissory Note”

(c)                                  Exhibit “C”, “Commitment Letter”

(d)                                 Exhibit “E”, “Uniform Commercial Code I (UCC I)”

(e)                                  Exhibit “F”, “Subordination Agreement”

1.6                                 PROJECT.  “Project” means the detailed description of the work, services, and other obligations to be performed or accomplished by the Business as described in this Agreement and the VAAPFAP application approved by the Department.

According to the business plan/application the Business will build an ethanol production facility in the Mason City, Iowa area that will produce and sell at least 40 million gallons of ethanol in the period of time between the “Award Date” and the “Project completion Date”

1.7                                 PROJECT COMPLETION DATE.  “Project Completion Date” is December 18, 2007 and means the date by which the Project tasks shall have been fully accomplished.

ARTICLE II

FUNDING

2.1                                 FUNDING SOURCE.  The source of funding for the Loan/Forgivable Loan is 2004 Iowa Acts, 1st Extraordinary Session, Senate File 2311.

2.2                                 RECEIPT OF FUNDS.  All payments under this Agreement are subject to receipt by the Department of sufficient State funds for the VAAPFAP program. Any termination, reduction or delay of VAAPFAP funds to the Department shall, at the option of the Department, result in the termination, reduction or delay of VAAPFAP funds to the Business.

2.3                                 PRIOR COSTS.  No expenditures made prior to the Award Date may be included as Project costs for the purposes of this Agreement.

2.4                                 DISBURSEMENT OF LESS THAN THE TOTAL AWARD AMOUNT.  If substantial progress toward work activities as specified in Exhibit “A” of this Agreement has not been made within one hundred eighty (180) days of the Award Date, then the Department shall be under no obligation for further disbursement.  The Business shall be obligated to the extent of Loan/Forgivable Loan proceeds received.

ARTICLE III

TERMS OF LOAN

3.1                                 LOAN.  The Department agrees to make a Loan in the amount of  $300,000 with interest at a rate of  0 % per annum ( zero per cent per annum)  for  5 years (five years) to the Business to assist in the financing of the Project.

3.2                                 PROMISSORY NOTES.  The obligation to repay the Loan portion of this Agreement, if any, shall be evidenced by a Promissory Note(s) executed by the Business.

3.3                                 OTHER TERMS.

(a)                                  Funds will be used for the construction of a 40 million gallon capacity ethanol plant as stipulated in the business plan/application.

(b)                                 Repayments on the loan to be deferred for twenty-four months after the “Award Date” with no accrual of interest during that period.  The loan will based on a 15 year amortization schedule with repayments for 5 years and a balloon payment on the last payment of the 5th year.

3.4                                 PREPAYMENT.  The outstanding principal and accrued interest of this Loan or any part thereof, may be prepaid in part or in full at any time without penalty.

3.5                                 ACCELERATION UPON DEFAULT.  If there is a failure to pay any installment of principal and interest when due, or only a portion is paid, or in the event of any other default under this Loan, the Department may declare the entire unpaid principal and all accrued interest immediately due and payable.

ARTICLE IV

TERMS OF FORGIVABLE LOAN

4.1                                 FORGIVABLE LOAN.  The Department agrees to award a Forgivable Loan in the amount of  $100,000 (One hundred thousand and no/100 dollars)  to assist in the financing of the Project.

4.2                                 OTHER TERMS.

(a)                                  Funds will be used by the company for the construction of a 40 million gallon capacity ethanol plant as stipulated in the business plan/application.

(b)                                 The criteria for loan forgiveness are given in section 1.6 and 4.3 of this Agreement.

4.3                                 FORGIVABLE LOAN REPAYMENT.  The Department will, in its sole discretion, determine if the Business has satisfied the terms of this Agreement by the Project Completion Date and has operated in a manner consistent with the Application/Business Plan including expectations in section 1.6 of this Agreement.  If the Department determines that the Business has satisfied said terms and has been consistent in its operation according to the Application/ Business Plan, then repayment of the Forgivable Loan shall be permanently waived.  Should the Department determine that the Business has not satisfied the terms of this Agreement, or has operated in a manner substantially inconsistent with the Application/Business Plan under which the terms of the award was made, the Business may be required to repay all or part of the Forgivable Loan funds.  This repayment would be a loan repayable over a five year period at 8.5% interest.

ARTICLE V

CONDITIONS TO DISBURSEMENT OF FUNDS

Unless and until the following conditions have been satisfied, the Department shall be under no obligation to disburse to the Business any amounts under this Agreement:

5.1                                 AUTHORITY.  The Business shall have submitted the following documents to the Department:

(a)                                  Certificate of Good Standing of the Limited Liability Company from the Secretary of State.

(b)                                 Certified copy of the Articles of -Organization and Operating Agreement.

(c)                                  Certificate of Incumbency naming the current directors of the company.

(d)                                 Resolution of the Board of Directors authorizing the company’s execution and delivery of this Loan/Forgivable Loan Agreement and the Note and borrowing hereunder, and such other papers as the Department may reasonably request; and specifying the officer(s) authorized to execute the Loan/Forgivable Loan Agreement and bind the corporation.

(e)                                  Funds to be released when all other financing for the project is secured.

5.2                                 LOAN/FORGIVABLE LOAN AGREEMENT EXECUTED.  The Loan/Forgivable Loan Agreement shall have been properly executed and, where required, acknowledged.

5.3                                 RECORDING.  The Business shall have paid the fees necessary to properly record in the appropriate office of the Recorder of Deeds and/or the Secretary of State any mortgage, security agreement, financing statement or similar document required by the Department under the Agreement.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF BUSINESS

To induce the Department to make the Loan and/or Forgivable Loan referred to in this Agreement, the Business represents, covenants and warrants that:

6.1                                 AUTHORITY.  The Business is a limited liability company duly organized and validly existing under the laws of the state of incorporation and is in good standing, and has complied with all applicable laws of the State of Iowa. The Business is duly authorized and empowered to execute and deliver the Agreement.  All action on the Business’ part, such as appropriate resolution of its Board of Directors for the execution and delivery of the Agreement, has been effectively taken.

6.2                                 FINANCIAL INFORMATION.  All financial statements and related materials concerning the Business and the Project provided to the Department are true and correct in all material respects and completely and accurately represent the subject matter thereof as of the effective date of the statements and related materials, and no material adverse change has occurred since that date.

6.3                                 APPLICATION.  The contents of the application/business plan submitted by the Business to the Department for VAAPFAP funding is a complete and accurate representation of the Business and the Project as of the date of submission and there has been no material adverse change in the organization, operation, business prospects, fixed properties or key personnel of the Business since the date the Business submitted its VAAPFAP application to the Department.

6.4                                 CLAIMS AND PROCEEDINGS.  There are no actions, lawsuits or proceedings pending or, to the knowledge of the Business, threatened against the Business affecting in any manner whatsoever its right to execute the Agreement or the ability of the Business to make the payments required under the agreement, or to otherwise comply with the obligations of the Business contained under the Agreement.  There are no actions, lawsuits or proceedings at law or in equity, or before any governmental or administrative authority pending or, to the knowledge of the Business, threatened against or affecting the Business or any property or collateral pledged as security for the Loan.

6.5                                 EFFECTIVE DATE.  The covenants, warranties and representations of this Article are made as of the date of this Agreement and shall be deemed to be renewed and restated by the Business at the time of each advance or request for disbursement of funds.

ARTICLE VII

COVENANTS OF BUSINESS

7.1                                 AFFIRMATIVE COVENANTS.  Until payment in full of the Loan and satisfaction of terms of the Forgivable Loan, the Business covenants to IDED that:

(a)                                  PROJECT WORK AND SERVICES.  The Business shall complete the work and services detailed in its VAAPFAP application by the Project Completion Date.

(b)                                 RECORDS AND ACCOUNTS.  The Business shall maintain books, records, documents and other evidence pertaining to all costs and expenses incurred and revenues received under this Agreement concerning the project, in sufficient detail to reflect all costs, direct and indirect, of labor, materials, equipment, supplies, services and other costs and expenses of whatever nature, for which payment is claimed under this Agreement. The Business shall retain all records for a period of three (3) years from the Agreement Expiration Date.

(c)                                  ACCESS TO RECORDS/INSPECTIONS.  The Business shall, without prior notice and at any time (during normal business hours), permit the Department, its representatives or the State Auditor to examine, audit and/or copy (I) any plans and work details pertaining to the Project, (ii) all of the Business’ books, records and accounts, and (iii) all other documentation or materials related to this Agreement; the Business shall provide proper facilities for making such examination and/or inspection.

(d)                                 USE OF LOAN AND FORGIVABLE LOAN FUNDS.  The Business shall expend funds received under the Loan and/or Forgivable Loan only for the purposes and activities described in its VAAPFAP Application and approved by the Department.

(e)                                  DOCUMENTATION.  The Business shall deliver to the IDED, upon request, (I) copies of all contracts or agreements relating to the Project, (ii) invoices, receipts, statements or vouchers relating to the Project, (iii) a list of all unpaid bills for labor and materials in connection with the Project, (iv) budgets and revisions showing estimated Project costs and funds required at any given time to complete and pay for the Project, and (v) current and year-to-date operating statements, including but not limited to a Profit and Loss and Balance Sheet, not older than sixty (60) days from the date of request.

(f)                                    NOTICE OF PROCEEDINGS.  The Business shall promptly notify IDED of the initiation of any claims, lawsuits, bankruptcy proceedings or other proceedings brought against the Business which would adversely impact the project, including, but not limited to, any proceedings to assert or enforce liens against collateral securing the Loan.

(g)                                 REPORTS.  The Business shall prepare, sign and submit the following reports to the Department when required:

(1)                                  Financial statements on an annual basis within 90 days after the Business’ fiscal year end.   A project progress report will be due annually, except in the last year of the project when a final project report will be due 90 days after the Project Completion Date. Depending on the situation the Department may request more frequent reports and/or audited financial statements.

(h)                                 NOTICE OF BUSINESS CHANGES.  The Business shall provide prompt advance notice to the Department of any proposed change in the Business ownership, structure or control which would materially affect the Project.

(I)                                    NOTICE OF MEETINGS.  The Business shall notify the Department at least ten (10) working days in advance of all Board of Directors and Members meetings at which the subject matter of this Agreement or Project is proposed to be discussed. The Business shall provide the Department with copies of the agenda and minutes of such meetings and expressly agrees that a representative of the Department has a right to attend any and all such meetings for the purposes of the discussion of the Project and the Loan and/or Forgivable Loan.

(j)                                     MAINTENANCE OF PROJECT PROPERTY AND INSURANCE.  The Business shall maintain the Project property in good repair and condition, ordinary wear and tear excepted, and shall not suffer or commit waste or damage upon the Project property.  At the Department’s request, the Business shall pay for and maintain insurance against loss or damage by fire, tornado, and other hazards, casualties, and contingencies and all risks from time to time included under “extended coverage” policies. This insurance shall be in an amount not less than the full insurable value of the Project property.  The Business shall name the Department as a mortgagee and/or an additional loss payee as appropriate and submit copies of the policies to the Department.

(k)                                  INDEMNIFICATION.  The Business shall indemnify and hold harmless the Department, its officers and employees, from and against any and all losses, except those losses incurred by the Department resulting from willful misconduct or negligence on its or their part.

(l)                                     PROJECT FEES.  The Business shall promptly pay all appraisal, survey, recording, title, license, permit and other fees and expenses incurred incident to the Loan/Forgivable Loan.

(m)                               INTEREST AND SURPLUS PROCEEDS.  The Business shall return all unexpended Loan/Forgivable Loan proceeds and interest accrued on Loan proceeds to the Department within thirty (30) days after the Project Completion Date.

7.2                                 NEGATIVE COVENANTS.  So long as the Business is indebted to IDED, the Business shall not, without prior written disclosure to IDED and prior written consent of IDED (unless IDED prior approval is expressly waived below), directly or indirectly:

(a)                                  BUSINESS’ INTEREST.  Assign, waive or transfer any of Business’ rights, powers, duties or obligations under this Agreement.

(b)                                 PROPERTY/COLLATERAL.  Sell, transfer, convey, assign, encumber or otherwise dispose of any of the real property or other collateral securing the Loan other than in ordinary course of business provided that the substituted collateral is of equal or greater value.

(c)                                  RESTRICTIONS.  Place or permit any restrictions, covenants or any similar limitations on the real property and/or other collateral securing the Loan.

(d)                                 REMOVAL OF COLLATERAL.  Remove from the Project site or the State all or any part of the collateral securing the Loan other than in ordinary course of business provided that the substituted collateral is of equal or greater value.

(e)                                  BUSINESS OWNERSHIP.  Materially change the ownership structure or control of the business affecting the Project, including but not limited to, entering into any merger or consolidation with any person, firm or corporation or permitting substantial distribution, liquidation or other disposal of business assets directly associated with the Project.  Changes in the business ownership, structure or control which do not materially affect the Project shall require forty-five (45) days prior written notice of the Department, but not written consent of, the Department.  The materiality of the change and whether or not the change affects the Project shall be determined by the Department.

(f)                                    BUSINESS OPERATION.  Materially change the nature of the business being conducted, or proposed to be conducted, as described in the Business’ application for VAAPFAP funding.

ARTICLE VIII

SECURITY

8.1                                 SECURITY INSTRUMENTS.  The Business shall execute in favor of the Department all security agreements, financing statements, mortgages, personal and/or corporate guarantees (hereafter, “Security Instruments”) as required by the Department. The following Security Instruments shall be executed by the Business:

(a)                                  UCC-1 all inclusive filing on all business assets, including, but not limited to:  accounts receivable and inventory in which IDED shall maintain a superior position not to exceed the amount owed on any Loans outstanding in connection with this Agreement.  Said UCC-1 shall be filed with the Secretary of State.

ARTICLE IX

DEFAULT AND REMEDIES

9.1                                 EVENTS OF DEFAULT.  Each of the following shall constitute an Event of Default under this Agreement:

(a)                                  MATERIAL MISREPRESENTATION.  If at any time any representation, warranty or statement made or furnished to the Department by, or on behalf of, the Business in connection with this Agreement or to induce the Department to make a Loan/Forgivable Loan to the Business shall be determined by the Department to be incorrect, false, misleading or erroneous in any material respect when made or furnished and shall not have been remedied to the Department’s satisfaction within thirty (30) days after written notice by the Department is given to the Business.

(b)                                 NON-PAYMENT.  If the Business fails to make a payment when due under the terms of this Agreement within thirty (30) days following written notice of such overdue payment is given to the Business by the Department.

(c)                                  NONCOMPLIANCE.  If there is a failure by the Business to comply with any of the covenants, terms or conditions contained in this Agreement or Security Instruments executed pursuant to this Agreement.

(d)                                 PROJECT COMPLETION DATE.  If the Project, in the sole judgment of the Department, is not completed on or before the Project Completion Date.

(e)                                  BUSINESS CHANGES.  If there is a material change in the Business ownership, structure or control which occurs without the prior written disclosure to and if required, written permission of the Department.

(f)                                    MISSPENDING.  If the Business expends Loan/Forgivable Loan proceeds for purposes not described in the VAAPFAP application or authorized by the Department.

(g)                                 INSOLVENCY OR BANKRUPTCY  If the Business becomes insolvent or bankrupt, or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or the Business applies for or consents to the appointment of a trustee or receiver for the Business or for the major part of its property; or if a trustee or receiver is appointed for the Business or for all or a substantial part of the assets of the Business and the order of such appointment is not discharged, vacated or stayed within sixty (60) days after such appointment; or if bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Business and, if instituted against the Business, is consented to, or, if contested by the Business is not dismissed by the adverse parties or by an order, decree or judgment within sixty (60) days after such institution.

(h)                                 INSURANCE.  If loss, theft, damage or destruction of any substantial portion of the property of the Business occurs for which there is either no insurance coverage or for which, in the opinion of the Department, there is insufficient insurance coverage.

(I)                                    INSECURITY.  The Department shall deem itself insecure in good faith and reasonably believes, after consideration of all the facts and circumstances then existing, that the prospect of payment and satisfaction of the obligations under this Agreement, or the performance of or observance of the covenants in this Agreement, or the value of its collateral is or will be materially impaired.

9.2                                 NOTICE OF DEFAULT.  The Department shall issue a written notice of default providing therein a thirty (30) day period in which the Business shall have an opportunity to cure, provided that cure is possible and feasible.

9.3                                 REMEDIES UPON DEFAULT.  Upon the happening of any Event of Default, the Department shall have the right, in addition to any rights and remedies available to it under any of the Security Instruments, to require immediate repayment of the full amount of funds disbursed to the Business under the Agreement plus interest without presentment, demand, protest, notice of protest, notice of intention to accelerate or other notice of any kind, all of which are expressly waived by the Business.

ARTICLE X

DISBURSEMENT PROCEDURES

10.1                           REQUEST FOR REIMBURSEMENT.  All disbursements of proceeds shall be subject to receipt by the Department of requests for disbursement submitted by the Business.  Requests for disbursement shall be in form and content acceptable to the Department.

ARTICLE XI

GENERAL TERMS AND PROVISIONS

11.1                           BINDING EFFECT.  This Agreement shall be binding upon and shall inure to the benefit of the Department and Business and their respective heirs, successors, legal representatives and assigns.  The obligations, covenants, warranties, acknowledgments, waivers, agreements, terms, provisions and conditions of this Agreement shall be jointly and severally enforceable against the parties to this Agreement.

11.2                           COMPLIANCE WITH LAWS AND REGULATIONS.  The Business shall comply with all applicable State and federal laws, rules (including the administrative rules adopted by the Department for the VAAPFAP Program), ordinances, regulations and orders.

11.3                           TERMINATION FOR CONVENIENCE.  In addition to termination due to an Event of Default or nonappropriation of VAAPFAP funds, this Agreement may be terminated in whole, or in part, when the Department and the Business agree that the continuation of the Project would not produce beneficial results commensurate with the future disbursement of Loan/Forgivable Loan funds.  The Department and the Business shall agree upon the termination conditions.  The Business shall not incur new obligations after the effective date of the termination and shall cancel as many outstanding obligations as is reasonably possible.

11.4                           PROCEDURE UPON TERMINATION.  If the Agreement is terminated for convenience, an Event of Default or non-appropriation of VAAPFAP funds, disbursements shall be allowed for costs up to the date of termination determined by the Department to be in compliance with this Agreement.  The Business shall return to the Department all unencumbered Loan/Forgivable Loan proceeds within one (1) week of receipt of Notice of Termination.  Any costs previously paid by the Department which are subsequently determined to be unallowable through audit procedures shall be returned to the Department within thirty (30) days of the disallowance.

11.5                           SURVIVAL OF AGREEMENT.  If any portion of this Agreement is held to be invalid or unenforceable, the remainder shall be valid and enforceable.  The provisions of this Agreement shall survive the execution of all instruments herein mentioned and shall continue in full force until the Loan is paid in full and the terms of the Forgivable Loan have been satisfied.

11.6                           GOVERNING LAW.  This Agreement and all Security Instruments shall be interpreted in accordance with the law of the State of Iowa, and any action relating to the Agreement shall only be commenced in the Iowa District Court for Polk County or the United States District Court for the Southern District of Iowa.

11.7                           MODIFICATION.  Neither this Agreement nor any provision of the Security Instruments executed in connection with this Agreement may be changed, waived, discharged or terminated orally, but only by a written document signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

11.8                           NOTICES.  Whenever this Agreement requires or permits any notice or written request by one party to another, it shall be in writing, enclosed in an envelope, addressed to the party to be notified at the address heretofore stated (or at such other address as may have been designated by written notice), properly stamped, sealed and deposited in the United States Mail.  Any such notice given hereunder shall be deemed delivered upon the earlier of actual receipt or two (2) business days after posting.  The Department may rely on the address of the Business set forth heretofore, as modified from time to time, as being the address of the Business.

11.9                           INVESTMENT OF LOAN/FORGIVABLE LOAN FUNDS.  Temporarily idle Loan/Forgivable Loan proceeds held by the Business may be invested provided such investments shall be in accordance with State law, shall be controlled by the Business, and any interest accrued shall be credited to and expended on the Project prior to the expenditure of other Loan/Forgivable Loan proceeds.  All proceeds remaining, including accrued interest, after all allowable Project costs have been paid or obligated shall be returned to the Department within thirty (30) days after the Project Completion Date.

11.10                     WAIVERS.  No waiver by the Department of any default hereunder shall operate as a waiver of any other default or of the same default on any future occasion.  No delay on the part of the Department in exercising any right or remedy hereunder shall operate as a waiver thereof.  No single or partial exercise of any right or remedy by the Department shall preclude future exercise thereof or the exercise of any other right or remedy.

11.11                     LIMITATION.  It is agreed by the Business that the Department shall not, under any circumstances, be obligated financially under this Agreement except to disburse funds according to the terms of the Agreement.

11.12                     ENFORCEMENT EXPENSES.  The Business shall pay upon demand any and all reasonable fees and expenses of the Department, including the fees and expenses of their attorneys, experts and agents, in connection with the exercise or enforcement of any of the rights of the Department under the Agreement.

11.13                     HEADINGS.  The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction and interpretation of this Agreement.

11.14                     FINAL AUTHORITY.  The Department shall have the final authority to assess whether the Business has otherwise complied with the terms of this Agreement.

11.15                     INTEGRATION.  This Agreement contains the entire understanding between the Business and the Department and any representations that may have been made before or after the signing of this Agreement, which are not contained herein, are non-binding, void and of no effect. None of the parties have relied on any such prior representation in entering into this Agreement.

11.16                     COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement on the latest day and year specified below.

IOWA DEPARTMENT OF ECONOMIC DEVELOPMENT:

BY:	/s/ Joseph Jones
Joseph Jones, VAAPFAP Mgr.

DATE:	10/14/04

GOLDEN GRAIN ENERGY, LLC:

BY:	/s/ Walter Wendland
Walter Wendlend, President

DATE:	10/11/04

Exhibit “B”

Promissory Note

IOWA DEPARTMENT OF ECONOMIC DEVELOPMENT

VALUE-ADDED AGRIGULTURAL PRODUCTS AND PROCESSES

FINANCIAL ASSISTANCE PROGRAM

Loan Number: 04-VAPIVF-09	Amount:
$300,000

Date:  January 9, 2004

FOR VALUE RECEIVED, the undersigned, (hereafter called the “Maker” promises to pay to the order of Iowa Department of Economic Development (hereafter called “Holder”), at its offices at 200 East Grand Avenue, Des Moines, Iowa 50309, or upon notice to the Maker, at such other place as may be designated from time to time by the Holder, the principal sum of $300,000 (three hundred thousand dollars) at 0% (zero percent) interest on loan Number 04-VAPIVF-09 dated, December 18, 2003 to be paid as follows and in accordance with the Amortization Schedule attached:

59 (Fifty-nine) payments of $1,666.67 (One Thousand Six Hundred Sixty-six and 67/100) to be paid monthly beginning January 18, 2006.

1(One) payment in the estimated amount of $201,666.47 (Two Hundred One Thousand Six Hundred Sixty-six and 47/100) due on or before January 18, 2010.

1. Payments.  All payments under the Note shall be applied in this order: (1) to interest, (2) to unpaid late fees, and (3) to principal in accordance with Amortization Schedule attached hereto as Attachment “A”.

2.  Loan Agreement; Acceleration Upon Default.  This Note is issued by Maker to evidence and an obligation to repay a loan according to the terms of Loan Agreement number (04-VAPIVF-09) dated December 18, 2003 and any amendments thereof, between the Holder and Maker and, at the election of the Holder without notice to the Maker, shall become immediately due and payable in the event any payment is not made when due or upon the occurrence of any event of default under the terms of the Loan Agreement.

3.  Reduced Amounts.  In the event the Maker fails to requisition and spend the full face amount of the Note as set out above, then the amount of each installment payment shall be reduced accordingly in equal amounts.

4.  Security.  Payment of this Note is secured by a UCC-1.

In case of a decline in the market value of the collateral, or any part thereof, the Holder may demand that additional collateral of quality and value satisfactory to Holder be delivered, pledged and transferred to Holder.

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5.  Waiver.  No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of that right or of any other right under this Note.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right and/or remedy on any future occasion.

6.  Waiver of Protest.  Each Maker, surety, endorser and guarantor of this Note, expressly waives presentment, protest, demand, notice of dishonor or default, and notice of any kind with respect to this Note.

7. Cost of Collection.  The Maker will pay on demand all costs of collection, maintenance of collateral, legal expenses, and attorneys fees incurred or paid by the Holder in collecting and/or enforcing this Note on default.

8.  Meaning of Terms.  As used in this Note, “Holder” shall mean the Iowa Department of Economic Development or other endorsee of this Note, who is in possession of it, or the bearer hereof, if this Note is at the time, payable to the bearer.  The word “Maker” shall mean each of the undersigned.  If this Note is signed by more than one person, it shall be the joint and several liabilities of such persons.

9.  Miscellaneous.  The captions of paragraphs in this Promissory Note are for the convenience of reference only.  They shall not define or limit the provisions hereof and shall not have any legal or other significance whatsoever.

GOLDEN GRAIN ENERGY, LLC

BY:	/s/ Walter Wendland	Date:	10/11/04
Walter Wendlend, President

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